EXHIBIT 10.4

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”), is made as of the 6th day of August, 2007, by and between U-Store-It, L.P., a Delaware limited partnership (“Tenant”) and Amsdell and Amsdell, an Ohio general partnership (“Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Lease made as of March 29, 2005, effective as of January 1, 2005 (the “Lease”), wherein Landlord leases to Tenant certain premises consisting of approximately Twenty One Thousand Eight Hundred Eighty Nine (21,889) square feet of space, and known as Suites 105, 115, 130, 215 and 300 located in a building known as The Parkview Building, 6745 Engle Road, Middleburg Heights, Ohio 44130, including approximately Four Thousand (4,000) square feet of space known as Suites E & F located in a building known as Building IV, 6751 Engle Road, Middleburg Heights, Ohio 44130 (the Parkview Building and Building IV being collectively hereinafter referred to as the “Buildings”), all as further described in the Lease (the “Premises”);

WHEREAS, Landlord and Tenant supplemented such Lease, within that certain Consent Agreement dated July 11, 2007, between Landlord, Tenant and Zin Technologies, Inc.;

WHEREAS, contemporaneously with the execution of this Amendment, Tenant and Rising Tide Development, LLC, a Delaware limited liability company (“Rising Tide”) have entered into that certain Purchase Agreement for fourteen (14) Rising Tide properties (the “2007 Acquired Properties Purchase Agreement”), the closing of which is the Effective Date of, and an express condition precedent to, this Amendment; and

WHEREAS, Landlord and Tenant now wish to amend the Lease, as supplemented, as fully set forth in this Amendment, if and on the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises and covenants, conditions and recitals hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, each intending to be legally bound, agree as follows:

1. Amendment to Section 7.1. Section 7.1 (b) of the Lease is hereby deleted as originally written.

2. Amendment to Section 8.2. The following shall be added after the first paragraph of Section 8.2 of the Lease:

“Tenant agrees that subject to the further provisions hereof, in the event Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Such notice shall include the name, address and a description of the business of the proposed assignee or subtenant and its most recent financial statements and such other evidence of financial responsibility as Landlord may reasonably request and a copy of the proposed sublease or assignment. Landlord shall then have a period of thirty (30) days following receipt of such notice and information within which to notify Tenant in writing that Landlord elects, in its sole discretion, either (a) to terminate this Lease as to the portion of the Premises which is the subject of the proposed sublease or assignment and lease direct to proposed subtenant or assignee as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligation hereunder as to such space, or (b) to permit Tenant to assign or sublet such space, subject, however, to written consent of the assignee or subtenant by Landlord which consent shall not be unreasonably withheld, conditioned or delayed as hereinafter provided, or (c) to reasonably refuse to consent to Tenant’s assignment to subleasing such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (c) above.

If Landlord does not elect to terminate this Lease in accordance with option (a) above, Landlord’s consent to a proposed assignment of this Lease or sublease of the Premises will not be unreasonably withheld, delayed or conditioned. For purposes of this Lease, it shall be reasonable for Landlord to withhold consent if, in Landlord’s reasonable business judgment, any of the following conditions are not satisfied:

(i) The proposed transferee shall have sufficient financial resources;

(ii) The proposed transferee shall have the type and quality of business operation consistent with the type and quality of the operations at the Buildings;

(iii) The use or occupancy by the proposed transferee will not be more hazardous than that of Tenant herein or create additional insurance cost to the Buildings or impose additional security burdens or concerns;

(iv) The proposed space being sublet or assigned shall be sufficient to fulfill the needs of the proposed transferee; and

(v) The proposed transferee or its intended use will not violate any of the debt documents of Amsdell and Amsdell applicable to the Premises.

Notwithstanding any provision of this Lease to the contrary, Tenant’s rights to extend the Term (as set forth in Section 1.4 of the Lease), shall not be transferred or assigned to any person or entity other than an assignee of all of Tenant’s rights under this Lease in accordance with the terms of this Section 8.2.”

3. Defined Terms. Capitalized terms used herein and not specifically defined in this Amendment shall have the meanings assigned to them in the Lease.

4. Authority. Each of Landlord and Tenant warrants and represents to the other that it has the right, power and authority to execute this Amendment and be bound by the terms hereof, and any required consent from any entity or person has been (or will, prior to the Effective Date be) granted.

5. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

6. Interpretation. The captions, section numbers and paragraph numbers appearing in this Amendment are inserted only as a matter of convenience and in no way define, amplify, limit, construe, or describe the scope or interest of any section of this Amendment.

7. Entire Agreement. The Lease, as previously supplemented, and as hereby amended, contains the entire agreement between Landlord and Tenant, and supersedes any prior agreements with respect thereto.

8. Execution in Counterparts. This Amendment may be executed in multiple counterparts each of which when taken together shall constitute a binding agreement.

9. Effective Date/Condition. This Amendment shall be effective (“Effective Date”) on the closing contemplated in the 2007 Acquired Properties Purchase Agreement, the closing of which is an express condition precedent to this Amendment.

EXCEPT AS HEREIN AMENDED, ALL TERMS, COVENANTS, CONDITIONS AND OBLIGATIONS OF LANDLORD AND TENANT SET FORTH IN THE LEASE AS PREVIOUSLY SUPPLEMENTED AND ALL EXHIBITS ATTACHED THERETO REMAIN THE SAME. LANDLORD AND TENANT DO HEREBY RATIFY AND AFFIRM THE TERMS, COVENANTS, CONDITIONS AND OBLIGATIONS OF THE LEASE, AS PREVIOUSLY SUPPLEMENTED, AND AS AMENDED HEREIN, AND HEREBY DECLARE THE SAME TO BE IN FULL FORCE AND EFFECT AS IF FULLY RESTATED HEREIN.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Signature page follows

IN WITNESS WHEREOF, this Amendment has been executed and delivered by Landlord and Tenant as of the date first set forth above.

LANDLORD:

Amsdell and Amsdell
an Ohio general partnership

By:	/s/ John W. Blagg

Printed Name:	John W. Blagg

Title:	General Manager

TENANT:

U-Store-It, L.P
a Delaware limited partnership

By:	U-Store-It Trust, its General Partner

By:	/s/ Dean Jernigan

Printed Name:	Dean Jernigan

Title:	President and Chief Executive Officer

STATE OF Ohio	)
) ss:
COUNTY OF Cuyahoga	)

BEFORE ME, a notary public in and for said county and state, personally appeared John W. Blagg, General Manager of Amsdell and Amsdell who acknowledged that he did sign the foregoing instrument and that the same is the free and duly authorized act and deed of the said Amsdell and Amsdell, and his free act as such Partner.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Middleburg Heights, Ohio, this 2nd day of August 2007.

/s/ Elizabeth Welborn
Notary Public

My commission expires:	March 28, 2010

STATE OF Pennsylvania	)
) ss:
COUNTY OF Chester	)

BEFORE ME, a notary public in and for said county and state, personally appeared Dean Jernigan, Chief Executive Officer of U-Store-It Trust, the General Partner of U-Store-It, L.P who acknowledged that the did sign the foregoing instrument in the name and on behalf of said entity as such officer, having been duly authorized by its Board of Directors, and that the same is his free act and deed as such officer, and the free act of said entity and the free act and deed of U-Store-It, L.P.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Wayne, Pennsylvania, this 6th day of August 2007.

/s/ Monica L. King
Notary Public

My commission expires:	2-11-13